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                                                                   EXHIBIT 10.51

                              AMENDED AND RESTATED
                UNCONDITIONAL AND CONTINUING GUARANTY OF PAYMENT
                                   (KENTUCKY)

This Agreement is executed and delivered at Louisville, Kentucky as of this 15th day of June, 2003 by JOSEPH V. FIERRO ("GUARANTOR"), whose mailing address is 304 East 65th Street, #18A, New York, New York 10021, to NATIONAL CITY BANK OF KENTUCKY ("BANK"), a national banking association having its banking office at 101 South Fifth Street, Louisville, Kentucky 40202.

1. GUARANTY OF PAYMENT. In order to induce Bank to extend or have outstanding such credit to or for the account of THE NEW YORK MORTGAGE COMPANY, LLC, a New York limited liability company ("BORROWER"), as Borrower may from time to time request and as Bank in its sole discretion may from time to time be willing to extend or have outstanding (each such credit extension, if any, to be in such form and upon such terms, subject to such conditions, and in accordance with such other provisions as Bank in its sole discretion shall deem advisable) and in consideration thereof and for other valuable considerations, Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Subject Debt as and when the respective parts thereof become due, whether by lapse of time, acceleration, or otherwise, provided, that in no event shall Guarantor's maximum aggregate liability under this Agreement exceed an amount equal to the aggregate of (a) the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00), plus (b) all interest accrued on the amount referred to in the next preceding clause (a) at the maximum rate applicable thereto, plus (c) all amounts required by section 9.

The maximum aggregate liability of Guarantor under this Agreement shall be in addition to Guarantor's other present and future liabilities, if any, to Bank.

This Agreement shall terminate on August 13, 2004 (the "TERMINATION DATE"), provided that termination of this Agreement on that date shall not affect the liability of Guarantor with respect to the Subject Debt or any part thereof.

2. DEFINITIONS. As used in this Agreement, except where the context clearly requires otherwise, "AFFILIATE" means, when used with reference to any Person (the "subject"), a Person that is in control of, under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "AGREEMENT" means this Unconditional and Continuing Guaranty of Payment (including, without limitation, each amendment, if any, hereto); "BANK DEBT" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "COMMITMENT" means any enforceable obligation, whether created orally or in writing, whether arising by contract, estoppel, or otherwise, whether conditional or unconditional, on the part of Bank to extend credit to or for the account of any Person or Persons; "DEBT" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing
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by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "DEFAULT" means (a) the nonpayment of all or any part of the Bank Debt of Borrower when due or (b) the occurrence or existence of any event, condition, or other thing (other than any event, condition, or other thing which would constitute a "Default" pursuant to the next preceding clause (a)) which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) Bank the right to accelerate or which automatically accelerates the maturity of any Bank Debt of Borrower; "OBLIGOR" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower and Guarantor) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "PRIME RATE" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "RELATED WRITING" means this Agreement and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; "SUBJECT DEBT" means, collectively, (a) all Bank Debt created or incurred by Borrower prior to the Termination Date and (b) each renewal, extension or refinancing, if any, of any or all of the Bank Debt referred to in (a) even if the renewal, extension or refinancing is effected after the Termination Date or during the existence of any Default; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

3. PRIORITY. If the Subject Debt or any part thereof shall not be paid in full when due, Bank shall immediately have the right at all times thereafter to proceed directly against Guarantor whether or not Bank shall have theretofore proceeded or be then proceeding against Borrower or against any other Obligors or security, if any. Bank in its discretion may proceed against any or all Obligors or any or all security and exercise its other rights and remedies in each case either simultaneously or separately and, in any event, at such time or times, with such order of priority and as often as Bank in its discretion may from

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time to time deem expedient. Guarantor agrees that at Bank's discretion
Borrower, Guarantor, and every other existing or future Obligor, if any, may be deemed to be jointly and severally liable for the payment of the Subject Debt.

4. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank as follows:

      4.1 EXISTENCE. Guarantor is [SELECT ONE]

           " a corporation organized and in good standing under _________
             law.
           " a general partnership created under _____ law.
           " a general partnership, having limited liability, created under
             _____ law.
           " a joint venture created under _____ law.
           " a limited partnership created under _____ law.
           " a limited liability company created under New York law.
           " trustee of a trust created under _______________ dated ______________, ______.
           X" an individual.
           " other (specify) _________________________ created under _____ law.

      4.2 TAXPAYER IDENTIFICATION. Guarantor's social security or federal taxpayer identification number is ###-##-####.

      4.3 AUTHORITY. Each Person, if any, executing and delivering this Agreement on behalf of Guarantor or any other Person has been duly authorized to do so, and this Agreement is valid and enforceable against Guarantor in accordance with its terms.

      4.4 GUARANTOR'S DILIGENCE. Guarantor has (a) received directly from Borrower information concerning (i) the business, financial condition, and property of Borrower and (ii) the amount of the Bank Debt of Borrower and the terms, conditions, and other provisions applicable to the respective parts thereof and (b) independently and without reliance on any representation, warranty, or other statement of Bank, its employees, or agents (i) verified the accuracy and completeness of that information and evaluated Borrower's prospects on the basis thereof and (ii) decided to execute and deliver this Agreement to Bank. Guarantor will (A) maintain independent means of obtaining all such information directly from Borrower and (B) continue, independently and without reliance on any representation, warranty, or other statement of Bank, its employees, or agents, to (I) verify the accuracy and completeness of that information and evaluate Borrower's prospects on the basis thereof and (II) decide whether or not to cause the Termination of Future Exposure to occur.

5. COVENANTS. Guarantor will perform and observe each of the following:

      5.1 FURTHER ASSURANCE. Guarantor will, at Guarantor's expense, make and do all such acts and things as Bank may from time to time require for the better


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      evidencing, protection, or validation of, or realization of the benefits of Bank's rights arising under or in connection with this Agreement. Without limiting the generality of the foregoing, Guarantor will, at Guarantor's expense, upon each request of Bank, execute and deliver such confirmations of Guarantor's obligations under this Agreement and other writings as Bank may from time to time require, each in form and substance satisfactory to Bank.

      5.2 GUARANTOR INFORMATION. Guarantor will furnish to Bank, without expense to Bank, forthwith upon each request of Bank made upon Guarantor therefor, such information in writing regarding Guarantor's financial condition, income taxes, properties, business operations, if any, and pension plans, if any, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank.

      5.3 NOTICE. Guarantor will give Bank prompt written notice whenever Guarantor knows or has reason to know that any Default has occurred.

6. UNCONDITIONAL AND CONTINUING GUARANTY. Guarantor's liabilities and other obligations under this Agreement are unconditional and effective immediately, and (except for those surviving indefinitely pursuant to section 11) shall remain in full effect until the payment in full of the Subject Debt, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Subject Debt is outstanding, regardless of any act, omission, or course of dealing whatever on Bank's part, and regardless of any other event, condition, or thing. Without limiting the generality of the foregoing, neither the amount of the Subject Debt for purposes of this Agreement nor Guarantor's liability under this Agreement shall be diminished or impaired by:

      (a) Bank's granting any Obligor any credit, whether or not liability therefor constitutes Subject Debt, or any failure or refusal of Bank to grant any other credit to any Obligor even if Bank thereby breaches any duty or Commitment to Borrower or any other Person,

      (b) the application by Bank of credits, payments, or proceeds to any portion of the Bank of Borrower that is not Subject Debt,

      (c) any extension, renewal, or refinancing of all or any part of the Bank Debt of Borrower,

      (d) any amendment, restatement, or other modification of any kind in, to, or of any Related Writing, or any consent or other indulgence granted to any Obligor, or any waiver of any Default,

      (e) any acceptance of security for or any other Obligor on all or any part of the Bank Debt of Borrower, or any release of any security or other Obligor, whether or not Bank receives consideration for the release,


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      (f) any discharge of all or any part of the Bank Debt of Borrower under any bankruptcy or insolvency law or otherwise,

      (g) Bank's failure to make any presentment or demand for payment, to assert or perfect any claim, demand, or interest, to enforce any right or remedy, to receive or review financial statements of or other information about any Obligor, or to exercise any other diligence in monitoring any Obligor or other security for all or any part of the Bank Debt, or any delay or neglect by Bank in respect of all or any part of the Bank Debt of Borrower or any security therefor,

      (h) any failure to give Guarantor notice of (i) the making of any loan or other credit extension or the terms, conditions, and other provisions applicable thereto, (ii) any dishonor by Borrower or any other Obligor,
      (iii) the inaccuracy or incompleteness of any representation, warranty, or other statement made by any Obligor, or (iv) any other event, condition, or thing, or

      (i) any defense that may now or hereafter be available to any Obligor, whether based on suretyship, impairment of collateral, accord and satisfaction, breach of warranty, breach of contract, failure of consideration, tort, lack of capacity, usury, or otherwise, or any illegality, invalidity, or unenforceability of all or any part of the Bank Debt of Borrower or of any Related Writing.

7. PAYMENT IN FULL. Payment in full of the Subject Debt shall be deemed not to have occurred unless and until (a) the Termination Date shall have occurred and
(b) all of the Subject Debt shall have been paid to Bank in collected funds that are not subject to recovery by any trustee in bankruptcy or any other Person.

8. NO SETOFF; RIGHTS AGAINST OTHER OBLIGORS. Guarantor hereby (a) waives all now existing or hereafter arising rights to recoup or offset any obligation of Guarantor under this Agreement against any claim or right of Guarantor against Bank, (b) waives all rights of exoneration now or hereafter arising out of or in connection with this Agreement, and (c) agrees that unless and until all of the Bank Debt of Borrower shall have been paid in full, Guarantor will not assert against any other Obligor or any other Obligor's property any rights (including, without limitation, contribution, indemnification, reimbursement, and subrogation) now or hereafter arising (whether by contract, operation of law, or otherwise) out of or in connection with this Agreement.

9. INDEMNITY: ADMINISTRATION AND ENFORCEMENT. Guarantor will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel, to the extent that Bank brings legal proceedings against Guarantor and Bank either recovers a judgment against Guarantor or enters into a settlement with Guarantor involving the Guarantor's payment of moneys to Bank) incurred by Bank in administering this Agreement and in protecting, enforcing, or attempting to protect or enforce its rights under this Agreement, together


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with interest thereon at a rate per annum equal to four percent (4%) per annum plus the Prime Rate.

10. WAIVERS; REMEDIES; APPLICATION OF PAYMENTS. Bank may from time to time in its discretion grant waivers and consents in respect of this Agreement or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Each right, power, or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Agreement, and Guarantor hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

11. OTHER PROVISIONS. The provisions of this Agreement shall bind Guarantor and Guarantor's executors, heirs, successors, and assigns and benefit Bank and its successors and assigns. Except for Guarantor and Bank and their respective successors and assigns, there are no intended beneficiaries of this Agreement. The provisions of sections 8 through 14, both inclusive, shall survive the payment in full of the Subject Debt. The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. Interest for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Guarantor, the amount of the Bank Debt of Guarantor, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Agreement shall be governed by the law (excluding conflict of laws rules) of the Commonwealth of Kentucky.


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12. INTEGRATION. This Agreement and, to the extent consistent with this
Agreement, the other Related Writings, set forth the entire agreement of Guarantor and Bank as to its subject matter, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Agreement.

13. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Guarantor whenever Bank shall have mailed a writing to that effect by certified or registered mail to Guarantor at Guarantor's mailing address (or any other address of which Guarantor shall have given Bank notice after the execution and delivery of this Agreement); however, no other method of giving actual notice to Guarantor is hereby precluded. Guarantor hereby irrevocably appoints Borrower as Guarantor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to Guarantor, and Guarantor agrees to give Borrower a timely and appropriate copy of any notice, demand, or other communication that is received by Guarantor pursuant to or otherwise in connection with this Agreement or any other Related Writing. Bank shall be entitled to assume that any knowledge possessed by Guarantor or Borrower is possessed by the other. Each communication to be given to Bank shall be in writing and shall be given to Bank's Mortgage Warehouse Lending Department at National City Bank of Kentucky, 101 South Fifth Street, Louisville, Kentucky 40202 (or any other address of which Bank shall have given notice to Guarantor after the execution and delivery this Agreement). Guarantor hereby assumes all risk arising out of or in connection with each communication given or attempted by Guarantor in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

            14. JURISDICTION AND VENUE; LIMITATIONS; WAIVER OF JURY TRIAL. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Agreement or any other Related Writing, the administration, enforcement, or negotiation of this Agreement or any other Related Writing, or the performance of any obligation in respect this Agreement or any Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "ACTION") may be brought in the courts of the Commonwealth of Kentucky, or in the United States District Court for the Western District of Kentucky, as the Bank in its sole discretion may elect, and the Guarantor hereby consents to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding; provided, however, that the Bank does not waive its right to petition for removal of any action brought in the courts of the Commonwealth of Kentucky to a United States District Court should it elect to do so. The Guarantor hereby irrevocably waives any and all objections to the jurisdiction of said courts, including without limitation lack of personal jurisdiction, lack of venue, and forum non conveniens. Service of any writ, process, summons, or complaint upon the Guarantor may be made by mail upon it at the address stated herein, upon any registered agent for service of process, or upon the Kentucky Secretary of State, or by any other method provided by law. Service by any such method shall be conclusively deemed to be legally sufficient in all respects, and the Guarantor hereby irrevocably waives any objection to the service or


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sufficiency of service of any writ, process, summons, or complaint which is served in accordance with the foregoing.

Guarantor HEREBY, AND EACH HOLDER OF THE SUBJECT DEBT OR ANY PART THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION .

Witness:                                        Guarantor:

                                                 /s/ Joseph V. Fierro
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          (signature)                                   (signature)

Witness Name Printed:                           Guarantor Name Printed:
                                                JOSEPH V. FIERRO
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